UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Date of Report (Date of earliest event reported)) May 12, 2014

DELTA TUCKER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-173746	27-2525959
(State or other jurisdiction of incorporation or organization)	(Commission	(I.R.S. Employer Identification No.)

1700 Old Meadow Road, McLean, Virginia 22102 (571) 722-0210

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 12, 2014, DynCorp International Inc. (“DynCorp International”), a wholly owned subsidiary of Delta Tucker Holdings, Inc. (“Holdings” and together with DynCorp International, the “Companies”) issued a press release announcing the results of the Companies’ financial performance for the first quarter of 2014. The Companies will hold a conference call at 9:00 a.m. ET on May 12, 2014 to discuss this information further. Chief Executive Officer Steven Gaffney and Chief Financial Officer William Kansky will review the financial results and business developments for the first quarter of 2014. Interested parties are invited to listen to the call. The press release is furnished herewith as Exhibit 99.1 to the Form 8-K.

The information in this Item 2.02 and the Exhibits attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements within the meaning of the federal securities laws. These forward looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.1 and in the other SEC reports of Holdings, including that actual events or results may differ materially from those in the forward-looking statements.

Additionally, Exhibit 99.1 contains various non-GAAP financial measures as defined by Regulation G. Reconciliations of each non-GAAP financial measure to its comparable GAAP financial measure can be found in the press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are furnished herewith:

99.1	Press Release issued by the Companies on May 12, 2014 furnished pursuant to Item 2.02 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2014	DELTA TUCKER HOLDINGS, INC.

/s/ William T. Kansky
William T. Kansky
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by the Companies on May 12, 2014, furnished pursuant to Item 2.02 of this Form 8-K.